EXHIBIT 10.2

AIF# 90.1273

FIRST AMENDMENT
TO
TRADEMARK LICENSE AGREEMENT

This FIRST AMENDMENT TO TRADEMARK LICENSE AGREEMENT (“this Amendment”) is made this 17th day of April, 2013 by and between SQL Lighting & Fans, LLC, a limited liability company with a place of business at 500 Sun Valley Road, Roswell, Georgia 30076, (“Licensee”) and GE Trademark Licensing, Inc., a Delaware corporation with a place of business at 8 Southwoods Blvd, Albany, NY 12211 (“GE”) with reference to the following background:

A. GE and Licensee entered into an agreement entitled TRADEMARK LICENSE AGREEMENT dated June 15, 2011 pursuant to which GE granted to Licensee a license to use the GE monogram logo and certain other trademarks as provided therein (the “Agreement”).

B. GE and Licensee desire by this agreement entitled “FIRST AMENDMENT TO TRADEMARK LICENSE AGREEMENT” (the “Amendment”) to amend the Agreement as hereinafter provided.

NOW, THEREFORE, in consideration of the mutual promises contained herein, the parties hereby agree as follows:

1. Capitalized terms used in this Amendment shall have the meanings given to such terms in the Agreement.

2. Section 4.1 of the Agreement is hereby amended to extend the expiration of Term from December 31, 2016 to December 31, 2017.

3. Section 3.3 of the Agreement is hereby amended to delete the royalty and payment information and replaced in its entirety with the following:

Royalty and Payment Schedule for Year 2011 & 2012

(Commencement Date through November 30, 2012)

Payment Due Date	Royalty
December 26, 2012	Five percent (5%) of Net Sales for the period from the Commencement Date through November 30, 2012

Royalty and Payment Schedule for Payment Base Years 2013 - 2017

Payment Due Date	2013	2014	2015	2016	2017
March 26	$0	$210,000 plus Calculated Additional Royalty	$280,000 plus Calculated Additional Royalty	$330,000 plus Calculated Additional Royalty	$360,000 plus Calculated Additional Royalty
June 26	$0	$420,000 plus Calculated Additional Royalty	$560,000 plus Calculated Additional Royalty	$660,000 plus Calculated Additional Royalty	$720,000 plus Calculated Additional Royalty
September 26	$0	$630,000 plus Calculated Additional Royalty	$840,000 plus Calculated Additional Royalty	$990,000 plus Calculated Additional Royalty	$1,080,000 plus Calculated Additional Royalty
October 30	$400,000	$0	$0	$0	$0
December 26	Calculated Additional Royalty	$840,000 plus Calculated Additional Royalty	$1,120,000 plus Calculated Additional Royalty	$1,320,000 plus Calculated Additional Royalty	$1,440,000 plus Calculated Additional Royalty

Net Sales Minimum for Payment Base Years 2013 - 2017

	2013	2014	2015	2016	2017
Net Sales Minimum	$8,000,000	$42,000,000	$56,000,000	$66,000,000	$72,000,000

For each Payment Due Date, the “Calculated Additional Royalty” is calculated as follows:

·	(Net Sales less the Net Sales Minimum from above table),
·	Multiplied by 0.05,
·	Less the amount of any prior payments of Calculated Additional Royalty during the Contract Year.

For purposes of the formula immediately above:

·	If the foregoing calculation results in zero or a negative number, then the Calculated Additional Royalty due shall be zero
·	Net Sales in measured from December 1 of the prior Contract Year through the end of the month preceding the payment due date. (E.g., for the March 26th payment, Net Sales are measured from December 1 through February 28/29; for the June 26th payment, Net Sales are measured from December 1 through May 30, etc.)

2. Section 8.2 of the Agreement is hereby amended to delete the wire transfer information and replace it in its entirety with the following:

Account Title	GE TRADEMARK LICENSING, INC.
Bank Name	DEUTSCHE BANK TRUST COMPANY AMERICA
Account No.	[REDACTED]
Treasury Code	U127
Swift Code	BKTRUS33
ABA #	021001033

4. Attachment 1 to the Agreement is hereby amended to delete the definition of “Licensed Products” and replace it in its entirety with the following:

As used in this Agreement, Licensed Products shall mean the following products bearing the Mark: Safety Quick Light Devices, ceiling fans, ceiling fans with light kits, or light kits intended for use with ceiling fans that have or use a “safety quick light” device, which is an interlocking device for a quick connect/install of light fixtures and fans. For the avoidance of doubt, the “safety quick light” device includes, among others, two components: (a) a receptacle that is attached to the power supply and (b) a mating component that is attached to fans. The attachment of the first components to she power supply and the second component to the ceiling fan enables fast and safe installation.

5. The modifications to the Agreement set forth in this Amendment shall be effective as of the date first above written.

6. Except as expressly modified by this Amendment, all of the terms and conditions of the Agreement, including its appendices, remain in full force and effect.

IN WITNESS WHEREOF, GE and Licensee have caused this Amendment to be executed by their duly authorized representatives as of the date first above written.

“LICENSEE”		“GE”
SQL LIGHTING & FANS, LLC		GE TRADEMARK LICENSING, INC.
By:	/s/ Rani Kohen	By:	/s/ Songrong Tang
Name:	Roni Kohen	Name:	Songrong Tang
Title:	Chairman	Title:	VP - Trademark Operation
Date:	April 17, 2013	Date:	April 17, 2013